UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 13, 2004

Sapient Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-28074	04-3130648
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

25 First Street, Cambridge, Massachusetts		02141
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(617) 621-0200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective December 13, 2004, Scott Krenz joined Sapient Corporation (the "Company") as its Chief Financial Officer.

Also effective December 13, 2004, Susan D. Cooke moved from her role as Chief Financial Officer. She remains at the Company as a Senior Vice President. The press release announcing these events is attached as Exhibit 99.1 to this Current Report.

Mr. Krenz served as corporate vice president and treasurer at Electronic Data Systems Corporation ("EDS"), a business and technology consultancy, from 1998 to 2004. Prior to his role as treasurer for EDS, Krenz served as chief financial officer for EDS’s Europe, Middle East and Africa business from 1994 to 1998. Mr. Krenz is 52 years old.

Mr. Krenz will receive base compensation of $24,583 monthly, as well as an option grant to purchase 75,000 shares of the Company's common stock. Such option grant will be granted to Mr. Krenz on the first NASDAQ trading day of January, 2005, will have an exercise price equal to the fair market value of the Company's common stock on the grant date, and will have a four-year vesting schedule. In addition, Mr. Krenz will be eligible to earn a bonus for the 2005 calendar year of up to $105,000, subject to the terms of the Company's 2005 global bonus plan.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

99.1 Press release issued by the Company on December 14, 2004, announcing the appointment of Scott Krenz as Chief Financial Officer

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sapient Corporation

December 16, 2004	By:	/s/ Matthew S. Forsyth

Name: Matthew S. Forsyth
Title: Corporate Counsel and Assistant Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press release issued by the Company on December 14, 2004, announcing the appointment of Scott Krenz as Chief Financial Officer